SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Intrusion Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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101 EAST PARK BLVD, SUITE 1200

PLANO, TEXAS 75074

(972) 234-6400

_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 27, 2026

_____________________

To the Stockholders of

Intrusion Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Intrusion Inc. (the “Company,” “we,” “us” or “our”) will be held at 9:00 a.m., Central Time, on Thursday, August 27, 2026. The Meeting will be held entirely online via audio webcast to allow for greater stockholder attendance and to reduce the carbon footprint that is required for travel to, and in-person attendance at, the Annual Meeting. The Annual Meeting may be accessed at www.virtualshareholdermeeting.com/INTZ2026, where you will be able to listen to the Annual Meeting live, submit questions and vote. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person. The Meeting will be held for the following purposes:

(1)	To elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

(2)	To ratify the appointment of Whitley Penn LLP as independent auditors of the Company for the fiscal year ending December 31, 2026.

(3)	To approve the potential issuance of shares of the Company’s common stock in excess of the NASDAQ 19.9% threshold pursuant to the Membership Interest Purchase Agreement, dated as of June 29, 2026, by and among the Company, OW Cyber LLC and VigilAigent Corp.

(4)	To approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve Proposal 3.

(5)	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Meeting and at any adjournment thereof is June 30, 2026. If you owned our common stock at the close of business on June 30, 2026, you may virtually attend and vote at the Meeting. A list of stockholders eligible to vote at the Meeting will be available for review during our regular business hours at our headquarters in Plano, Texas, for the ten (10) days prior to the date of the Meeting for any purpose related to the Annual Meeting. The list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.

All stockholders are cordially invited to virtually attend the Meeting. Whether or not you plan to virtually attend the Meeting, we hope that you will vote as soon as possible. You may vote by internet; by phone; by mail; or virtually during the Meeting at www.virtualshareholdermeeting.com/INTZ26. Stockholders are urged to complete, date, and sign the enclosed Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to the Meeting.

By Order of the Board of Directors

/s/Anthony J. LeVecchio

Anthony J. LeVecchio

Chairman of the Board

Plano, Texas

July 20, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 27, 2026: The proxy statement and the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.intrusion.com. The information on our website is not incorporated by reference herein.

INTRUSION INC.

101 EAST PARK BLVD, SUITE 1200

PLANO, TEXAS 75074

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

to be Held August 27, 2026

The enclosed proxy (the “Proxy”) is being solicited on behalf of the Board of Directors (the “Board”) of Intrusion Inc. (the “Company,” “we,” “us” or “our”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, August 27, 2026 at 9:00 a.m., Central Time, to vote on the following matters:

(1)	To elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

(2)	To ratify the appointment of Whitley Penn LLP as independent auditors of the Company for the fiscal year ending December 31, 2026.

(3)	To approve the potential issuance of shares of the Company’s common stock in excess of The NASDAQ Stock Market’s 19.9% threshold pursuant to the Membership Interest Purchase Agreement, dated as of June 29, 2026, by and among the Company, OW Cyber LLC and VigilAigent Corp.

(4)	To approve one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting, including any adjournment thereof, to approve Proposal 3.

Proxies, together with copies of this Proxy Statement and a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), are being mailed on or about July 20, 2026, to stockholders of record entitled to vote at the Meeting. The Meeting will be held entirely online live via audio webcast. You will be able to attend the virtual Meeting live, vote electronically, and submit your questions during the Annual Meeting via live webcast by visiting: www.virtualshareholdermeeting.com/INTZ2026 and entering your 16-digit control number included on your Proxy or voting instruction form that accompanied your proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 27, 2026: This Proxy Statement and the 2025 Annual Report are available at www.intrusion.com. The information on our website is not incorporated by reference into this Proxy Statement.

Execution and return of the enclosed Proxy will not affect a stockholder’s right to attend the virtual Meeting and to vote electronically. Any stockholder executing a Proxy retains the right to revoke such proxy at any time prior to exercise at the virtual Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Corporate Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares electronically at the virtual Meeting. If you attend the Meeting and vote electronically, your proxy will be revoked automatically and only your vote at the Meeting will be counted. Virtually attending the Annual Meeting alone, however, will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by those named in the Proxy “FOR” the election as directors of those nominees named in the Proxy Statement, “FOR” the approval of each of the other proposals described in this Proxy Statement, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

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The enclosed form of Proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the Proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on June 30, 2026, are entitled to notice of, and to vote at, the Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. A list of stockholders eligible to vote at the Meeting will be available for review during our regular business hours at our headquarters in Plano, Texas, for the ten (10) days prior to the date of the Meeting for any purpose related to the Annual Meeting. The list of stockholders will also be available during the Meeting through the Annual Meeting website for those stockholders who choose to attend. On the record date, the Company had 22,757,075 outstanding shares of Common Stock, $0.01 par value (the “Common Stock”) held of record by 57 holders.

QUORUM AND VOTING

The presence at the virtual Meeting, in person or by Proxy, of the holders of a majority of the shares of Common Stock outstanding is necessary to constitute a quorum. Holders of Common Stock are entitled to one vote for each share of Common Stock held on each matter to be voted on at the Meeting including the election of directors; provided, however, that holders of shares of Common Stock issued in the First Closing (as hereinafter defined) pursuant to that certain Membership Interest Purchase Agreement (the “Agreement”) by and among the Company, OW Cyber LLC (“Target”), and VigilAigent Corp., the sole member of Target (“Seller”), will not be counted toward the vote on Proposal Three pursuant to Nasdaq Rule 5635 and Nasdaq IM-5635-2, “Interpretative Material Regarding the Use of Share Caps to Comply with Rule 5635”. See “Proposal 3—Approval of the Potential Issuance of Shares of Common Stock in Excess of the Nasdaq 19.9% Threshold Pursuant to the Membership Interest Purchase Agreement.” All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on matters presented at the Meeting and will have the same effect as negative votes (other than the election of directors) whereas broker non-votes will not be counted for purposes of determining whether a matter has been approved.

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PROPOSALS

Assuming the presence of a quorum, the following paragraphs describe the vote required by stockholders to approve each of the proposals set forth in this Proxy Statement.

•	Proposal One. Election of Directors: The five (5) nominees receiving the greatest number of votes of the shares of Common Stock outstanding present in person or represented by Proxy at the Meeting and entitled to vote shall be deemed elected even if they receive the affirmative vote of less than a majority of the shares of Common Stock outstanding entitled to be voted at the Meeting.

•	Proposal Two. Ratification of Independent Registered Public Accounting Firm: The affirmative vote of the holders of a majority of the shares of Common Stock outstanding present in person or represented by Proxy at the Meeting and entitled to vote is required for the ratification of the appointment of Whitley Penn LLP as independent auditors.

•	Proposal Three. Approval of Potential Issuance of Shares of Common Stock in Excess of 19.9%. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding present in person or represented by Proxy at the Meeting and entitled to vote, excluding those shares of Common Stock issued to Seller in the First Closing, is required to approve the potential issuance of shares of Common Stock in excess of the Nasdaq 19.9% threshold pursuant to the Membership Interest Purchase Agreement. In accordance with Nasdaq Rule 5635 and IM-5635-2, 2,223,549 shares of Common Stock that were issued to Seller in the First Closing pursuant to the Agreement will not be entitled to vote such shares with regard to Proposal Three. Any votes cast “FOR” or “AGAINST” Proposal Three attributable to such shares will be disregarded for purposes of determining whether Proposal Three is approved.

•	Proposal Four. Adjournment. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding present in person or represented by Proxy at the Meeting and entitled to vote is required to approve one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting, including any adjournment thereof, to approve Proposal 3.

The Board unanimously recommends a vote “FOR” each of the director nominees named herein and “FOR” each of proposals TWO through FOUR as set forth in this Proxy Statement.

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PROPOSAL ONE

ELECTION OF DIRECTORS

The Board for the ensuing year will consist of five directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees has indicated their willingness to serve as a member of the Board of Directors, if elected. However, in the event any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the Board shall designate.

The following slate of five nominees has been nominated by the Board of Directors:

Name	Age	Position(s)	Date of Initial Appointment/Election

Anthony Scott	75	President, Chief Executive Officer (“CEO”), and Director	2022
Anthony J. LeVecchio* (2)	79	Chairman and Director	2020
Katrinka B. McCallum*(1)(2)(3)	58	Director	2021
Gregory K. Wilson*(1)(3)	54	Director	2021
Dion Hinchcliffe*(1)(2)	56	Director	2024

* Independent director as defined by Nasdaq Rule 5605(a)(2).

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating and Governance Committee

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Director Biographies

Below is a brief account of the business experience of each of our directors.

Anthony Scott was appointed as our President and CEO on November 11, 2021, and as a director on January 21, 2022. Mr. Scott’s prior engagements demonstrate many years of executive leadership and cybersecurity experience, including for the federal government, as well as for multi-billion corporations, and private consulting, helping organizations implement effective world class solutions for cybersecurity, IT governance and crisis management. Mr. Scott worked as the Global Chief Information Officer for The Walt Disney Company from 2005 through 2008 and as the Chief Information Officer for Microsoft from February 2008 through May 2013 and Chief Information Officer for VMWare from September 2013 through February 2015. In February 2015, Mr. Scott was appointed by President Obama as the Federal Chief Information Officer for the U.S. Government in February 2015. In that role, he had oversight, budget and management responsibilities for the more than $85 billion budget that the Federal Government annually spends on IT. He and his team managed the government-wide response plan after the Office of Program Management cybersecurity incident, which prompted the Cybersecurity Sprint and Implementation Plan (CSIP) that dramatically improved the information systems security posture of the Federal Government. He also created the first “State of IT” report at the end of the Obama administration, collaborating with members of Congress to create several legislative proposals to improve IT funding within the Federal Government. Prior to his appointment, Mr. Scott had been serving as the founder and CEO of the Tony Scott Group, LLC., a Washington DC and Silicon Valley-based consulting and venture capital firm focused on early-stage cybersecurity and privacy technologies. Mr. Scott is a renowned expert on providing public and private sector executive insights concerning matters such as digital transformation, cloud adoption, machine learning, AI, cybersecurity, governance, open data, and workforce diversity, and he has appeared frequently before Congress as well as at numerous industry forums. He has also held positions as Chief Technology Officer at General Motors, as well as senior executive positions at Bristol Meyers Squibb, Price Waterhouse, Sun Microsystems and Marriott. Mr. Scott holds a Bachelor of Science Degree from the University of San Francisco in Information Systems Management and a Juris Doctorate (law) degree from Santa Clara University. Mr. Scott’s many years in executive leadership roles, including serving for governmental agencies, combined with his IT and cybersecurity experience make him uniquely qualified to serve on our board and as our President and CEO.

Anthony J. LeVecchio was appointed by the Board to serve as a Director on August 6, 2020, as Board Chair on August 20, 2020, and was appointed to serve as our “Chairman of the Board” on August 4, 2021. Mr. LeVecchio also serves on our Compensation Committee. Mr. LeVecchio founded The James Group, Inc. in 1988 and is its current President. The James Group is a general business consulting firm that has advised CEOs across a wide range of industries in both public and private companies. Prior to forming The James Group, Mr. LeVecchio was the Senior Vice President and Chief Financial Officer (“CFO”) for VHA Southwest, Inc., a regional healthcare system. Before that, Mr. LeVecchio held financial management positions with Philips Information Systems, Exxon Office Systems and Xerox Corporation. Mr. LeVecchio has served on the board of over 20 private companies ranging from pre-revenue startups to companies with over $100 million in annual revenues. In this capacity, he has guided companies through all phases of corporate growth including startup operations; achieving profitability; asset, debt, and equity financing; merger and acquisitions and implementation of corporate governance best practices. His previous board experience includes serving as Chairman of the Board of Legacy Texas Bank (Nasdaq) and as Co-chairman of the Board for UniPixel, Inc. (Nasdaq). Mr. LeVecchio has also served on boards for Microtune, Inc., DG FastChannel, Inc., Maxum Health, Inc., Medical Alliance and ASDS. As a public company director, he has experience with IPOs; secondary offerings; Sarbanes Oxley preparedness and qualification for 404 accelerated filers; Nasdaq de-listing and relisting; SEC stock option backdating investigations and class action lawsuit resolution; and Dodd Frank implementation. In addition to his business activities, Mr. LeVecchio is a lecturing professor in the School of Management at University of Texas, Dallas, and is a member of the advisory board for The Institute for Excellence in Corporate Governance at UTD. In 2014, he was named as an Outstanding Public Company Director by the Dallas Business Journal. He has participated as a speaker and panelist on several occasions for Bank Director and Corporate Board Member. Mr. LeVecchio received a Bachelor of Economics from Rollins College, Winter Park, Florida, and an M.B.A. in Finance from the same institution where he remains an active alumnus and a former member of their Board of Trustees. Mr. LeVecchio was selected to serve as our Board Chair and on our Compensation Committee because of his standing as a financial expert and corporate governance expert.

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Katrinka B. McCallum, NACD.DC, was appointed to our Board in February of 2021 and serves as Chair of our Audit Committee and as a member of our Compensation Committee and Nominating and Corporate Governance Committee. Most recently, until 2020, Ms. McCallum was Vice President of Customer and Product Experience at Red Hat, a leading provider of enterprise open-source solutions, which was acquired by IBM in 2019. She joined Red Hat in 2007 as VP of Investor Relations and has served in a variety of Vice President positions within the Products & Technologies organization during her tenure there. During her career, that spans more than two decades in enterprise software, Ms. McCallum led business units, sales and marketing organizations as well as engineering and operations teams. She developed a reputation for driving strategy into actions that intelligently aligned the operational backbone and accelerated the business. Following her tenure at Red Hat, Ms. McCallum has been serving on numerous boards, including her current service on the board of ACI Worldwide, Inc. (Nasdaq: ACIW), and formerly on the board of Rimini Street, Inc. (Nasdaq: RMNI) from February 2021 to August 2024. In addition, she has served on corporate boards including Micromuse, Inc. (Nasdaq) and Round Pond, a subsidiary board of Red Hat, Inc. Ms. McCallum retired as a member of the North Carolina Board of Science, Technology & Innovation, where she co-chaired the Data Economy committee. In addition, she was a member of the executive committee for the North Carolina Technology Association board. Ms. McCallum has an M.B.A. from The Fuqua School of Business at Duke University, a B.A. in Economics from Wellesley College, and a Certificate in Accounting from Northeastern University. And though now inactive, Ms. McCallum earned her CPA license while working as an auditor for Deloitte and she is an active member of the National Association of Corporate Directors. Ms. McCallum’s broad array of business experience and expertise as a strategic high growth technology leader, financial expert, as well as her general business acumen across a broad range of public, private and non-profit organizations make her particularly qualified for service on our Board, our Nominating and Governance Committee, and as Chair of our Audit Committee. Ms. McCallum is NACD Directorship Certified®.

Gregory K. Wilson was elected to our Board in May of 2021 and serves as Chair of our Nominating and Corporate Governance Committee and as a member of our Audit Committee. Since 2019, Mr. Wilson has been the Chief Information Security Officer at Docupace, a company that provides a suite of digital solutions to assist broker-dealers, registered investment advisers and other financial professionals. Docupace streamlines and automates client onboarding, document management, advisor transitions and other critical workflows while maintaining SEC and FINRA compliance. Prior to that, Mr. Wilson was Chief Information Security Officer at Pioneer Natural Resources from 2018 through the end of 2020, where he was responsible for the development and execution of its information security, risk, compliance and privacy program, which included risk management, incident response, vendor management and security governance. From 2014 until his move to Pioneer, Mr. Wilson was Head of Information Security at 1st Global. Mr. Wilson is an experienced leader with more than 23 years of experience in IT Risk Management, Information Security, IT Audit, Litigation Support, Privacy, Business Continuity and Disaster Recovery Planning, Training and Awareness and Compliance Management. Mr. Wilson has expert knowledge in risk assessment and security compliance with the regulatory requirements of Sarbanes-Oxley (SOX), Payment Card Industry (PCI), Health Insurance Portability and Accountability Act (HIPAA), Gramm Leach-Bliley Act (GLBA), US Patriot Act and General Data Protection Regulation (GDPR). Mr. Wilson serves on the Board of Pentegra Retirement Services, a leading provider of retirement plan and fiduciary outsourcing solutions to clients nationwide. He serves as an Advisor to Menlo Ventures, YL and Vation Ventures and on several corporate Advisory Boards and Dallas Innovation Advisory Council as well as several professional and community boards. Mr. Wilson received his master’s degree in economics from the University of Oklahoma and his bachelor's degree in public administration from the University of Nebraska at Omaha. Mr. Wilson has completed the NACD’s Director Professionalism certification and has been designated a Qualified Technology Expert by the Digital Director Network. Mr. Wilson holds the CISSP, CISM, CGEIT, CDPSE, PSM and PMP certifications as well as his Series 7, 24 and 66. Mr. Wilson’s extensive experience serving on private corporate, governmental, and nonprofit boards as well as his leadership and experience in Information Security strategy, risk governance, enterprise risk management, digital transformation, regulatory compliance, incident response, mergers and acquisitions, and operations makes him particularly qualified for service on our Board.

Dion Hinchcliffe was elected to our board in July 2024. He is an internationally recognized thought leader, IT expert, enterprise architect, bestselling book author, frequent keynote speaker, analyst, and transformation consultant. Since 2014, he has been the Vice President of CIO Practice at The Futurum Group and is currently an executive fellow at the SDA Bocconi School of Management. Prior to that, from 2017 through 2024, he was a VP and Principal Analyst at Constellation Research. Mr. Hinchcliffe works with the leadership teams of Fortune 500 and Global 2000 firms to drive successful change with emerging digital methods including enterprise AI, employee experience, online community, cloud computing, data centers, digital business models, Internet ecosystems, workforce collaboration, and the future of work. A veteran of enterprise IT and several Internet startups, Mr. Hinchcliffe has been working for two decades with leading-edge methods to bridge the widening gap between business and technology. He has extensive practical experience with enterprise strategy and operational issues and he consults, advises, and writes prolifically on the convergence of business and technology. Mr. Hinchcliffe is particularly well known for his thought leadership in digital workplace, enterprise IT, AI in the workplace, agile methods, CIO issues, and digital transformation. He is a widely followed commentator and industry analyst for ZDNet. Mr. Hinchcliffe also works in the trenches with clients in the Fortune 1000, government, and Internet startup community. He is also a frequent keynote speaker and is co-author of two books on the intersection of technology and business including Web 2.0 Architectures from O'Reilly as well as the bestselling Social Business By Design (John Wiley & Son.)

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NOMINATION OF DIRECTORS

In nominating and evaluating candidates to determine if they are qualified to become Board members, the Nominating and Governance Committee considers a number of attributes, including:

•	personal and professional character, integrity, ethics and values, without regard to race, religion, gender or national origin;
•	general business experience and leadership profile, including experience in corporate management, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company;
•	strategic planning abilities and experience;
•	aptitude in accounting and finance;
•	expertise in domestic and international markets;
•	experience in the network security or telecommunications industry;
•	understanding of relevant technologies;
•	academic expertise in an area of the Company’s operations;
•	communications and interpersonal skills; and
•	practical and mature business judgment.

The Nominating and Governance Committee also evaluates Board members and nominees’ service on the boards of other public companies. These directors also evaluate candidates identified by their personal contacts and other Board members.

Stockholder Approval

The affirmative vote of a plurality of the 22,757,075 shares of Common Stock outstanding present in person or by proxy at the Meeting is required for the election of each of the nominees for director.

The Board recommends a vote “FOR” the election of such nominees.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. While stockholder ratification is not required by the Company’s bylaws or applicable law, the Board is submitting the appointment to the stockholders for ratification as a matter of good corporate governance.

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PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Whitley Penn LLP to serve as independent auditors of the Company and to audit our consolidated financial statements for fiscal year 2026, subject to ratification by our stockholders at the Meeting. Whitley Penn LLP has served as our Independent Registered Public Accounting Firm since July 2009. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with us in any capacity other than as independent auditors.

Although stockholder ratification and approval of this appointment is not required by our bylaws or otherwise, in keeping with our policy that our stockholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board is seeking ratification of this appointment. If the appointment is not ratified, the Board must then determine whether to appoint other auditors prior to the end of the current fiscal year. In such a case, the opinions of stockholders will be taken into consideration.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees the Company has paid to Whitley Penn LLP for 2024 and 2025 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Whitley Penn LLP before the services are performed, including all the services described below under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” below.

Audit Fees. Fees billed for service rendered by our Accounting Firm for the reviews of Forms 10-Q and for the audit of the consolidated financial statements of the Company were $235,231 for 2024 and $255,650 for 2025. Fees billed for the services rendered by our Accounting Firm for the review of our registration statements for our offerings of Common Stock and due diligence associated with our at-the-market program was $66,813 in 2025 and $73,340 in 2025.

Audit-Related Fees. Aggregate fees billed for all audit-related services rendered by our Accounting Firm were $0 for 2024 and 2025.

Tax Fees. Aggregate fees billed for permissible tax services rendered by our Accounting Firm consisted of $12,000 for 2024 and $13,900 for 2025. These amounts include tax strategy services, preparation of sales tax returns, preparation of federal and state income tax returns, preparation of property tax and franchise tax returns and international tax issues.

All Other Fees. Aggregate fees billed for all other services rendered by our Accounting Firm consisted of $18,070 for 2024 and $0 for 2025.

Representatives of Whitley Penn LLP are expected to attend the Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to appropriate questions.

The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted “FOR” the adoption of the resolution of ratification.

The Board recommends a vote “FOR” this proposal.

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OTHER MATTERS FOR STOCKHOLDER CONSIDERATION

While the election of our Board of Directors and the ratification of our independent auditors represent routine annual governance items for our stockholders, the Board is also presenting a critical business matter for stockholder consideration and approval at the Meeting.

As discussed below, the Company recently entered into a strategic transaction to accelerate our growth within the artificial intelligence and cybersecurity markets. To fully satisfy our contractual obligations under that agreement and maintain compliance with the marketplace rules of The Nasdaq Stock Market LLC, we require your explicit authorization to potentially issue common stock in excess of contractually and legally defined thresholds.

The details of this transaction, the regulatory necessity for a stockholder vote, and the potential impact of this proposal on your investment are fully described in Proposal 3 below.

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PROPOSAL 3

APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE NASDAQ 19.9% THRESHOLD PURSUANT TO THE MEMBERSHIP INTEREST PURCHASE AGREEMENT

General Overview

On June 29, 2026, the Company entered into the Agreement, pursuant to which the Company has agreed to acquire 100% of the membership interests of Target from Seller over two distinct closings.

First Closing: Effective June 29, 2026, the Company completed the first closing (the “First Closing”), acquiring 60% of Target’s membership interests in exchange for a purchase price of $1,950,000. This was paid through a $200,000 credit from a prior deposit, a cash payment of $160,000, and the issuance of $1,590,000 in unregistered shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a contractually defined contract price of $0.67 per share. At the First Closing, the Company issued 2,223,549 shares of Common Stock to Seller.

Second Closing: Subject to specified closing conditions—including obtaining required Company stockholder and Nasdaq Stock Market (“Nasdaq”) approvals—the Company has agreed to acquire the remaining 40% of Target’s membership interests at the second closing (the “Second Closing”) for a cash payment of $1,300,000.

Earn-Out Consideration: Following the Second Closing, the Seller may receive up to an additional $6,900,000 in contingent consideration (the “Earn-Out Consideration”), which is payable via the issuance of unregistered shares of Common Stock (“Earn-Out Shares”) upon the achievement of specific annual recurring revenue (ARR) and operating cash flow milestones through March 31, 2028. The Earn-Out Shares will be issued directly to the Seller as contingent earn-out consideration based on performance milestones, and the Company will receive no cash proceeds from the issuance.

Additional Information Regarding the Transaction

Information About the Parties

The Company is a Delaware corporation that provides advanced cybersecurity threat intelligence and corporate security solutions. The Company’s principal executive offices are located at 101 East Park Blvd, Suite 1200, Plano, Texas 75074, and its telephone number is (888) 637-7770.

The Target is an Arizona limited liability company that combines agentic AI ("Virtual Aigents" for autonomous threat hunting, triage, and response) with expert human analysts to proactively monitor, detect, verify, and neutralize cybersecurity threats before they escalate into incidents. The Target focuses on serving MSPs, MSSPs, and enterprises (channel-first model) with scalable, enterprise-grade protection, emphasizing faster response times and reduced alert noise compared to traditional security operations centers. Following the First Closing on June 29, 2026, Target is a 60%-owned subsidiary of the Company. Target's principal executive offices are located at 8565 S Eastern Ave., Suite 150, Las Vegas, NV, 89123, and its phone number is (331) 850-5019.

Use of Proceeds

The Earn-Out Shares will be issued directly to the Seller as contingent earn-out consideration based on performance milestones, and the Company will receive no cash proceeds from the issuance.

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Omission of Target’s Financial Information

Pursuant to Item 14(c)(2) of Schedule 14A and Rule 3-05 of Regulation S-X, the Company has performed an evaluation of the significance of the acquisition of Target to determine whether audited historical financial statements and pro forma financial information of Target are required to be included in this Proxy Statement. Under the SEC’s significance tests (asset test, investment test, and income test), an acquisition is considered a "significant subsidiary" requiring separate historical audited financial statements only if the transaction exceeds a 20% significance threshold across any of these metrics. The Company has concluded that the acquisition of Target does not meet the significance thresholds required by Rule 3-05 of Regulation S-X Accordingly, the historical audited financial statements of Target and related pro forma financial information are not material to an understanding of the transaction and have been omitted from this Proxy Statement.

Why the Company Needs Stockholder Approval

Our Common Stock is listed on the Nasdaq Capital Market, and as a result, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the potential issuance of common stock (or securities convertible into or exercisable for common stock) equals or will equal 20% or more of the common stock or voting power outstanding before the issuance.

Under the terms of the Agreement, the collective number of shares potentially issuable to the Seller—comprising the shares issued at the First Closing, any shares resulting from post-closing working capital adjustments, and the potential Earn-Out Shares—could exceed 19.9% of our issued and outstanding Common Stock. The Agreement expressly provides that the Company may not issue shares exceeding this 19.9% threshold unless it obtains the required stockholder approvals. Accordingly, we are seeking stockholder approval for the potential issuance of Common Stock to the Seller in excess of 19.9% of our outstanding shares under Nasdaq Listing Rule 5635(a).

Effect of the Proposal on Current Stockholders

If this proposal is approved, the Company will be authorized to issue shares of Common Stock in excess of the Nasdaq 19.9% limit as required to fully satisfy its obligations under the Agreement, including the issuance of Earn-Out Shares if milestones are achieved. The issuance of these additional shares would result in immediate and substantial dilution to our existing stockholders' relative voting power and ownership percentages. Furthermore, the market price of our Common Stock could decline as a result of the potential resale of these shares in the public market following the expiration of contractually specified lock-up periods.

If our stockholders do not approve this proposal, we will be unable to issue shares of Common Stock in excess of the 19.9% threshold. This limitation could prevent us from fully satisfying the closing conditions necessary to execute the Second Closing or hinder our ability to settle the Earn-Out Consideration through equity distributions, which could require the Company to renegotiate terms or utilize alternative capital resources.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding present in person or represented by Proxy at the Meeting and entitled to vote, excluding the 2,223,549 shares of Common Stock issued to Seller in the First Closing, is required to approve Proposal 3. In accordance with Nasdaq Rule 5635 and IM-5635-2, the 2,223,549 shares of Common Stock that were issued to Seller in the First Closing pursuant to the Agreement will not be entitled to vote such shares with regard to Proposal 3. Any votes cast “FOR” or “AGAINST” Proposal 3 attributable to such shares will be disregarded for purposes of determining whether Proposal 3 is approved. Abstentions and broker non-votes will have no direct effect on the outcome of this vote.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE THE POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE NASDAQ 19.9% THRESHOLD PURSUANT TO THE MEMBERSHIP INTEREST PURCHASE AGREEMENT.

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PROPOSAL FOUR

ADJOURNMENT

Proposal 4 allows the Board submit a motion to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes at the time of the Meeting to approve Proposal 3 (the Nasdaq 19.9% issuance proposal).

If this proposal is approved, the Meeting can be adjourned and the Company can use the additional time to solicit Proxies, including from stockholders who have previously voted against or abstained from voting on Proposal 3. Among other things, approval this Proposal 3 could mean that, even if the Company receives Proxies representing a sufficient number of votes against Proposal 3 to defeat the proposal, the Company could adjourn the Meeting without a vote on Proposal 3 and seek to convince those stockholders to change their votes.

If the Meeting is adjourned, stockholders who have already submitted their Proxies do not need to submit new Proxies unless they wish to revoke or change their prior votes.

If a quorum is present at the Meeting but there are insufficient votes to approve Proposal 3, the Chair of the Meeting could technically attempt to adjourn the Meeting under the authority granted by our Bylaws; however, the Board believes that submitting the question of adjournment to our stockholders as a formal proposal provides transparent corporate governance and avoids potential equitable challenges regarding the fairness of the voting process.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding present in person or represented by Proxy at the Meeting and entitled to vote is required to approve one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting, including any adjournment thereof, to approve Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement.

The following documents filed with the SEC by the Company are incorporated by reference into this Proxy Statement (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K):

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026; and

3.	The Company’s Current Report on Form 8-K filed on June 30, 2026.

We will provide without charge (by first class mail or other equally prompt means within one business day of receipt)  of such request to each person to whom a copy of this Proxy Statement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference. Requests should be directed to: Intrusion Inc., Attention: Corporate Secretary, 101 East Park Blvd, Suite 1200, Plano, Texas 75074, or (972) 234-6400.

The description of the Membership Interest Purchase Agreement, dated as of June 29, 2026, by and among the Company, OW Cyber LLC, and VigilAigent Corp. contained in Proposal 3: Approval of the Potential Issuance of Shares of Common Stock in Excess of the Nasdaq 19.9% Threshold does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Membership Interest Purchase Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2026, and is incorporated herein by reference.

You may also read and copy any reports, statements, or other information we file at the SEC’s website at www.sec.gov.

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STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2027 Annual Meeting of Stockholders, such proposals must be received by the Company not later than March 22, 2027. Such proposals should be directed to Intrusion Inc., 101 East Park Blvd., Suite 1200, Plano, Texas 75074, Attention: Corporate Secretary (telephone: (972) 234-6400; telecopy: (972) 234-1467).

Pursuant to Rule 14a-4(c) under the Exchange Act, if a stockholder who intends to present a proposal at the Annual Meeting of Stockholders to be held in 2027 does not notify the Company of such proposal on or prior to March 22, 2027, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2027 proxy statement.

The Nominating and Governance Committee will also consider nominees proposed by stockholders. Although the Company has no formal policy regarding stockholder nominees, stockholder nominees are viewed in substantially the same manner as other nominees. The consideration of any candidate for director will be based on the assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. To recommend a prospective nominee for consideration, stockholders should timely submit the candidate’s name and qualifications to the Corporate Secretary in writing at 101 East Park Blvd., Suite 1200, Plano, Texas 75074. An amendment to the Company’s bylaws in 2023 did provide for changes to the procedures by which stockholders may recommend nominees to the Board. The Nominating and Governance Committee annually reviews the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, skills, experience, and industry backgrounds in the context of the needs of the Board and the Company. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning.

The Board of Directors and management believe it is important for stockholders to have additional context regarding the individuals who oversee and manage the Company’s operations. Accordingly, the sections below provide information about our directors and executive officers, the composition and functioning of the Board and its committees, our corporate governance practices, executive and director compensation arrangements, and the beneficial ownership of our common stock.

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Directors, Executive Officers, and Corporate Governance.

Our Board of Directors (“Board”) currently consists of five directors serving for a term of office expiring at the next annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation, removal, or death. Our executive officers and the members of our Board are identified below, along with their respective ages as of June 30, 2026, and other information.

Name	Age	Position(s)	Date of Initial Appointment/Election
Anthony Scott	75	President, CEO, and Director	2022
Kimberly Pinson	61	CFO	2022
T. Joe Head	69	Chief Technical Officer	2003
Anthony J. LeVecchio* (2)	79	Chairman and Director	2020
Katrinka B. McCallum*(1)(3)	58	Director	2021
Gregory K. Wilson*(1)(3)	54	Director	2021
Dion Hinchcliffe*(1)(2)	56	Director	2024

* Independent director as defined by Nasdaq Rule 5605(a)(2).

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating and Governance Committee

Biographies

Below is a brief account of the business experience of each of our executive officers. Biographical information concerning our directors and that of Anthony Scott, who serves as both a director and President and CEO, can be found in the section of this Proxy Statement concerning the Election of Directors or Proposal One.

Kimberly Pinson was appointed by the Board as our CFO in June 2022. Ms. Pinson brings more than 25 years of experience leading finance and related functions for global software, technology, medical device, healthcare, and real estate companies. Prior to joining us, Ms. Pinson served as CFO for NetFortis since 2020 as well as for EndoStim, Inc., from 2016 through 2020. Prior to joining EndoStim, Inc., Ms. Pinson served as CFO for United Orthopedic Group, as well as in senior finance leadership roles at Quadrem, Xtria, Novo Networks, and Centex. Ms. Pinson began her career at Grant Thornton in audit, has a BBA from the University of Texas at Dallas, and was a licensed certified public accountant.

T. Joe Head currently serves as our Chief Technology Officer, was a co-founder of the Company, and served as one of our directors from 1983 through 2022. Prior to co-founding the Company, Mr. Head held the positions of Product Marketing Manager and Marketing Engineer of Honeywell Optoelectronics, from 1980 through 1983. Mr. Head holds a B.S. degree in Electrical Engineering from Texas A&M University.

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Director Independence

Our Board has determined that we have four “independent” members of our Board, as defined in Nasdaq Marketplace Rule 5605(a)(2): Anthony J. LeVecchio, Katrinka B. McCallum, Gregory K. Wilson, and Dion Hinchcliffe.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities, or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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CORPORATE GOVERNANCE

Our business affairs are managed under the direction of the Board. The Board meets on a regularly scheduled basis during the fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. The Board or its authorized committees held three regular meetings and five special meetings during the 2025 fiscal year. During fiscal year 2025, each director participated in at least 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which they were a director) and (2) the total number of meetings of all committees of the Board on which they served (during the period that they served).

Board Role in Risk Oversight and Management

The Board has an active role in the oversight and management of the Company’s risks and carries out its role directly and through Board committees. The Board’s direct role in our risk management process includes regular or periodic receipt and discussion of reports from management and our inside and outside counsel and advisers on areas of material risk to our business, including operational, strategic, financial, legal, and regulatory risks.

While overall enterprise-wide risk management is ultimately the responsibility of the Board, the Audit Committee is delegated with the authority to oversee the identifying, assessing, and monitoring of such risks, delegating authority for discrete risk management oversight to the appropriate committees of the Board or to a Risk Oversight sub-committee of the Audit Committee. The Audit Committee reports regularly to the Board on its activities in risk oversight, passes along reports from any Committees or sub-committees with oversight authority, and makes recommendations for any changes, modifications, improvements, or expansions of our risk assessment and management policies and procedures.

The Board also works with our Disclosure Committee, which consists of senior management, including our CEO and CFO, along with one of our independent directors, Ms. McCallum. The Disclosure Committee reviews and comments on all press releases, disclosures, and reporting, including as it relates to our earnings and/or financial position prior to the Audit Committee’s review and approval of the same.

The Board has also addressed risk through the adoption of corporate policies. The Board has adopted the Code designed to ensure that our directors, officers, and employees are aware of their legal and ethical responsibilities and conduct our business in a consistently legal and ethical manner.

We have not adopted any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock either granted to the employee or director as part of their compensation; or held, directly or indirectly, by the employee or director.

The Code

All of our directors, officers, and employees are required to abide by the Code to ensure that our business is conducted in a consistently legal and ethical manner and to avoid instances of insider trading. The Code covers areas of professional conduct that include conflicts of interest, fair dealing and strict adherence to all laws and regulations applicable to the conduct of our business. The full text of the Code is published on our website under the investor relations tab at www.intrusion.com. We intend to disclose future amendments to, or waivers from, certain provisions of the Codes of Ethics on our website within four business days following the date of such amendment or waiver. Upon the written request of any stockholder, we will furnish, without charge, a copy of the Code. This request should be directed to our Secretary at 101 East Park Blvd., Suite 1200, Plano, Texas 75074.

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BOARD COMMITTEES

The Board has established three committees which consist of the Audit Committee, Compensation Committee, and Nominating and Governance Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. Our Board has adopted and annually reviews the written charters for each of the aforementioned committees, copies of which are publicly available on our website at www.intrusion.com under the “investor relations” section. The functions of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are described below.

Audit Committee.

The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control, and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management.

Our Audit Committee is composed of Ms. McCallum (Chair), Mr. Wilson, and Mr. Hinchcliffe, each of whom is independent. Our Board determined that Ms. McCallum is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication under the rules and regulations of Nasdaq. The Audit Committee held four regular meetings during fiscal year 2025.

Compensation Committee.

The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of executive officers, key employees, and directors of the Company. The Compensation Committee also administers the Company’s equity incentive plan for officers, key employees and directors, and the Company’s incentive bonus programs for executive officers and employees. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom awards shall be granted, the number of shares to be covered by each award and the time or times at which awards shall be granted pursuant to the equity incentive plan.

Our Compensation Committee is composed of Mr. LeVecchio (Chair), Ms. McCallum and Mr. Hinchcliffe, each of whom is an independent director. The Compensation Committee held two meetings during fiscal year 2025.

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Nominating and Governance Committee.

The Nominating and Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board.

Our Nominating and Governance Committee is composed of Mr. Wilson (Chair), Ms. McCallum, and Mr. Dion Hinchcliffe, each of whom was an independent director. The Nominating and Governance Committee met once during 2025.

Communication with the Board

We do not have formal procedures for stockholder communication with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Corporate Secretary at our address indicated above, with a request to forward the same to the intended recipient. In general, all stockholder communication delivered to our Corporate Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder’s instructions, unless the Secretary believes the question or issue may be addressed adequately by our investor relations department. However, the Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials. The Board believes that more formal procedures are not necessary to permit shareholders adequate access to its members.

Policy Regarding Board Attendance at Stockholders Meetings

Although we have no formal policy requiring attendance, we encourage all directors to attend all meetings of stockholders. All of the serving members of the Board attended the 2025 Annual Meeting of Stockholders.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Ownership Reporting. Section 16(a) of the Exchange Act requires that each of our directors and officers, and any other person who owns more than 10% of a registered class of our equity securities, file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation promulgated pursuant to the Exchange Act to furnish us with copies of all Section 16(a) report forms they file with the SEC.

Delinquent Section 16(a) Reports. To our knowledge and based solely on our review of the copies of such report forms received by us with respect to fiscal year 2025, we believe that all filing requirements applicable to our directors, officers and persons who own more than 10% of a registered class of our equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

INSIDER TRADING POLICY

We adopted an Insider Trading Policy (the “Policy”) and related procedures governing the purchase, sale, and other dispositions of our securities by our officers, directors, and employees. The Policy is designed to promote compliance with insider trading laws, rules and regulations and Nasdaq Stock Market listing standards.

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Item 11. Executive Compensation.

The following table sets forth certain summary information regarding total compensation earned by our named executive officers for the fiscal years indicated, each of whom has served during the last two fiscal years and in all capacities in which they served the Company and our subsidiary.

2025 SUMMARY COMPENSATION TABLE (1)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (2)	All Other Compensation (3)	Total
Anthony Scott	2025	$425,000	$–	$–	$–	$–	$425,000
President and CEO	2024	$425,000	$–	$–	$–	$–	$425,000

Kimberly Pinson	2025	$276,439	$–	$81,499	$–	$1,934	$359,872
CFO	2024	$270,000	$–	$–	$–	$–	$270,000

T. Joe Head,	2025	$276,439	$–	$81,499	$–	$1,674	$359,612
Chief Technical Officer	2024	$270,000	$–	$–	$–	$1,662	$271,662

(1)	No non-equity incentive plan compensation was paid, and no pension or non-qualified deferred compensation earnings were awarded to our named executive officers for the last two years. These columns have been omitted from the table.
(2)	Represents the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The FASB ASC Topic 718 full grant date fair value will be expensed and reported as the option vests for the named executive officer. A complete discussion of the assumptions used to calculate such values can be found in the notes to the financial statements included in the 2025 Annual Report on Form 10-K.
(3)	This amount includes the annual employer matching contributions under our tax qualified Section 401(k) Savings Plan.

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Elements of Compensation

Base Salary

The salaries of the executive officers, including the CEO, are determined annually by the Compensation Committee with reference to the following without specific weighting:

•	salaries paid to executives with similar responsibilities at companies of comparable size and sales volume, primarily in the high technology industry;
•	each officer’s performance; and
•	our overall financial results.

The Compensation Committee believes that other companies likely compete with us for executive talent and that we must offer salaries within a competitive market range to attract and retain talented executives. However, the Compensation Committee manages salaries for the executive group as a whole in a conservative fashion in order to place more emphasis on incentive compensation.

Bonus

To reinforce the attainment of corporate objectives, the Compensation Committee believes that a substantial portion of the potential annual compensation of each executive officer should be in the form of short-term, variable incentive pay. The incentive cash bonus program for executives is established annually by the Compensation Committee based upon our achievement of sales and/or earnings targets established at the beginning of the fiscal year. The incentive plan for executives requires a threshold level of financial performance before any incentives are awarded. Once the threshold objective for sales and/or earnings for a fiscal year is reached, specific formulas are in place to calculate the actual incentive payment for each executive for such year.

Bonuses Awarded

In fiscal years 2025 and 2024, we did not achieve our targeted sales and/or earnings goals and did not reach our threshold level of sales and/or earnings for bonuses. Per the employee incentive plan, we did not award full-time, non-commissioned employees a bonus. This included our current executive officers.

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Stock Option and Equity Incentive Programs

The goal of our short- and long-term equity-based incentive awards is to align the interests of executive officers with our stockholders. The Compensation Committee determines the value allocated to equity-based incentives according to each executive’s position, individual performance, contributions to achievement of corporate objectives and related factors, and grants equity awards to create a meaningful opportunity for stock ownership. The Board approves short- and long-term incentives in the form of cash, stock option grants, restricted stock issuances, and performance stock unit awards when performance meets or exceeds expectations.

We have three stock-based compensation plans—the 2023 Employee Stock Purchase Plan (the “ESPP”), the 2021 Omnibus Plan (the “2021 Plan”) and the 2015 Stock Incentive Plan (the “2015 Plan”). We grant stock from the 2021 Plan.

ESPP. The ESPP provides for the issuance of up to 1.0 million shares of common stock to participating eligible employees and allows eligible employees to purchase shares of common stock at a 15% discount from the fair market value of the stock as determined on specific dates at six-month intervals. The offering periods under the ESPP commence on the first day of January and July of each year.

2021 Plan. The 2021 Plan is administered by the Compensation Committee of the Board and permits the grant of cash and equity-based awards, which may be awarded in the form of stock options, stock appreciation rights, restricted stock awards, performance awards, other stock-based awards, and other cash-based awards. The aggregate number of shares of common stock that may be issued or used for reference purposes or with respect to which awards may be granted under the 2021 Plan shall not exceed 2.5 million shares and is subject to any increase or decrease, which shares may be either authorized and unissued common stock or common stock held in or acquired for the treasury of the Company or both.

2015 Plan. Grants can no longer be made from the 2015 Plan. The 2015 Plan will remain active until all outstanding options have been exercised, forfeited, expired, or cancelled.

Equity Awards Granted

We grant equity awards to our executive officers and key employees in order to retain their services and increase their performance potential to help attain our long-term goals. However, there has been no set formula for the granting of awards to individual executives or employees.

In 2025, we issued 591,719 shares of restricted stock and 15,000 stock option awards to our employees, contractors, officers, or members of our Board. In 2024, we issued 253,620 shares of restricted stock to employees and members of our Board. In 2024, we issued no stock awards to our named executives.

While stock options have historically been awarded at the first of each quarter, the board can make awards at any time, however, the Board has a policy of making no awards during any period in which the Company is in possession of material non-public information. In instances where the Company is in possession of material, non-public information awards are abated until such time as the information is made public and a reasonable period of time has expired after the disclosure. During the relevant reporting period, no awards of options were granted to a named executive officer within a period starting four business days before and ending one business day after the filing of the issuer’s Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.

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Timing of Awards

Equity awards for executive officers and other key employees are typically granted annually in conjunction with the review of the individual’s performance. This review typically takes place in the first quarter of the fiscal year. Grants to newly hired employees are typically effective on the first day of a quarter following the employee’s first day of employment, after approval by the Committee. The exercise price of all stock options is set at the then current day’s closing price of our common stock.

Stock Ownership Guidelines

We do not have any standard stock ownership guidelines. However, all executives are encouraged to retain stock options and other shares that they directly own.

Perquisites

We limit the perquisites that are made available to executive officers. We do not have a pension program for executives or employees.   The perquisites provided in fiscal year 2025 are as follows. All employees who participated in our 401(k) plan may receive up to 1% of their annual salary in matching funds. All of the named executive officers who participated in the 401(k) plan received matching funds. The health and life insurance plans are the same for all employees. In general, all employees and dependents base health premiums are paid 80% by us and 20% by the employees. All employees are also provided with life insurance for up to $50,000. This policy is the same for all employees, including executive officers.

Employment Agreements

Neither we nor our subsidiary have any employment agreements with any of our named executive officers other than the described Executive Employment Agreement with Mr. Scott.

Scott Employment Agreement

We entered into an Executive Employment Agreement with Mr. Scott on November 11, 2021, which provides for the following: a $425,000 annual cash salary; a one-time restricted stock award equivalent to $75,000 of common stock based on the closing price as of November 11, 2021; the ability to earn up to two times his annual salary (in cash or a combination of cash and stock option awards) under the terms of our existing executive incentive based bonus plan; the ability to participate in our long-term incentive plan; as well as other reasonable and customary benefits provided by the Company. In addition, the Employment Agreement requires that the Board nominate Mr. Scott for election as a director at the Annual Meeting.

Long-term Incentive Plan

No long-term incentives were awarded in 2025 or 2024.

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Outstanding Equity Awards at the End of Fiscal Year 2025

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information with respect to the options outstanding by our named executive officers held at fiscal year-end 2025.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Exercise Date	Number of Shares or Units Not Vested	Market Value Shares or Units Vested
	(#)	(#)(1)	($)	(2)	(#)	($)
Name	Exercisable	Unexercisable
Anthony Scott	6,586	–	24.20	3/21/2033	–	–

Kimberly Pinson	1,252	–	69.00	11/10/2032	37,385	42,993
	3,342	–	24.20	3/21/2033	–	–

T. Joe Head	1,250	–	24.20	3/21/2033	37,385	42,993

(1)	Options become exercisable in three equal annual installments beginning on the first anniversary date of grant.
(2)	The expiration date of each option occurs ten years after the date of grant of each option.

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Pay vs. Performance

The following table sets forth compensation information for our President and CEO and our other named executive officers (NEOs) for purposes of comparing their compensation to the value of our shareholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2025 and 2024.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Compensation Table total for Non-CEO NEOs(3)	Average Compensation Actually paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based Total Shareholder Return(5)	Net Income (Loss)
2025	$425,000	$425,000	$359,742	$321,165	$37.34	$(9,059)
2024	$425,000	$427,911	$270,831	$270,282	$60.87	(7,790)

(1)	The dollar amounts reported are the amounts of total compensation reported for our President and CEO, Scott, in the Summary Compensation Table for fiscal years 2025 and 2024.

(2)	The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Scott during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See Table below for further information.
(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO, in the Summary Compensation Table for fiscal years 2025 and 2024.
(4)	The dollar amounts reported represent the average amount of “compensation actually paid,” as computed in accordance with SEC rules, for our NEOs, other than our CEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO in the Summary Compensation Table for fiscal years 2025 and 2024, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year.
(5)	Reflects the cumulative shareholder return over the relevant fiscal year, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the applicable fiscal year and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year. The closing price of our common stock on December 31, 2025, was $1.15, the closing price of our common stock on December 31, 2024, was $3.08, and the closing price of our common stock on December 31, 2023, was $5.06.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our President and CEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards for CEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year Over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year end for Awards that Vested During the Year	Compensation Actually Paid to CEO
2025	$425,000	$–	$–	$–	$–	$425,000
2024	$425,000	$–	$–	$–	$2,911	$427,911

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To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) our Non-CEO NEOs “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non-CEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year Over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year end for Awards that Vested During the Year	Compensation Actually Paid to Non-CEO NEOs
2025	$359,742	$81,499	$42,993	$–	$(71)	$321,165
2024	$270,831	$–	$–	$(159)	$(390)	$270,282

(1)	Represents the grant date fair value of the equity awards to our Non-CEO NEOs, as reported in the Summary Compensation Table and is deducted from “Total” compensation as reported in the Summary Compensation Table.

Relationship between Pay and Performance

Our “total shareholder return,” as set forth in the above table, during the two-year period ended December 31, 2025 decreased by 38.7% compared to (a) a decrease in “compensation actually paid” to our CEO from $427,911 in 2024 to $425,000 in 2025 and (b) an increase in average “compensation actually paid” to our non-CEO NEOs from to $270,282 in 2024 to $321,165 in 2025. In addition, our net loss during the two-year period ended December 31, 2025, increased by 16.3%, from $(7,790) to $(9,059) in 2025 compared to the aforementioned changes in “compensation actually paid” to our CEO and non-CEO NEOs.

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DIRECTOR COMPENSATION

Overview of Compensation and Procedures

Similar to the setting of executive compensation, the Compensation Committee reviews the level of compensation of non-employee directors on an annual basis. We have historically used data from a number of different sources to determine the compensation for non-employee directors. Some examples of the data used include publicly available data describing director compensation in peer companies and survey data collected by us.

We compensate non-employee members of the Board through a mixture of cash and equity-based compensation. Each non-employee director currently receives an annual cash retainer fee of $37,500. In addition, our Chairman receives an annual fee of $40,000 for his service; the Audit Committee Chair receives an additional annual fee of $18,000 and the Nominating and Governance Committee Chair receives an additional $7,500 for their service. Each non-employee director is also reimbursed for all reasonable expenses incurred in attending such meetings. Directors who are also full-time employees receive no additional compensation for serving as directors. During 2025, Mr. Scott, our President and CEO, served on our Board with no additional compensation.

We provide each non-employee director with restricted stock awards of common stock at the Annual Meeting in an amount equal to $70,000 determined by the closing price of our common stock on the day of such award. These awards vest on the one-year anniversary of the award.

2025 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards ($)		Option Awards ($)	Total

Anthony J. LeVecchio	$80,625	$70,000	(1)	$–	$150,625

Katrinka B. McCallum	$55,500	$70,000	(1)	$–	$125,500

Dion Hinchcliffe	$37,500	$70,000	(1)	$–	$107,500

Gregory K. Wilson	$45,000	$70,000	(1)	$–	$115,000

(1)	The dollar amount reported herein reflects the aggregate grant date fair value of restricted stock units granted based on the closing price of the Company’s common stock on the date of the grant. These awards represent 40,462 shares of restricted common stock units awarded to the director on August 19, 2025 based on a per share price of $1.73. The awards were made pursuant to the 2021 Plan and fully vest on the first anniversary of the award date.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth information regarding the beneficial ownership of common stock as of June 30, 2026, unless otherwise indicated, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director and director nominee, (iii) our current executive officers and (iv) all current directors, nominees, and executive officers as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

Name of Beneficial Owner or Group (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Directors and Named Executive Officers:
Anthony Scott (3)	1,852,709	7.73%
Kimberly Pinson (4)	80,495	*%
Anthony J. LeVecchio (5)	129,875	*%
Katrinka B. McCallum (6)	104,995	*%
Gregory K. Wilson (7)	100,314	*%
Dion Hinchcliffe (8)	91,186	*%
T. Joe Head (9)	73,806	*%
All directors, director nominees, and executive officers as a group (7 persons) (10)	2,433,380	10.13%

Other 5% or Greater Stockholders:
VigilAigent Corp	2,372,780	10.43%
Raymond T. Hyer (11)	1,911,220	8.02%

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated the address for the persons shown in the foregoing table is 101 East Park Blvd, Suite 1200, Plano, Texas 75074.
(2)	Beneficial ownership is calculated in accordance with the rules of the SEC in accordance with Rule 13d-3(d)(1) of the Exchange Act. The percentage of beneficial ownership is based on 22,757,075 shares of common stock issued and outstanding as of June 30, 2026. Under such rules, beneficial ownership generally includes any shares of common stock that the holder has the right to acquire within 60 days of June 30, 2026, through the exercise of stock options, warrants or other rights. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

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(3)	Includes 6,586 shares that Mr. Scott may acquire upon exercise of options and 1,204,830 shares that Mr. Scott may acquire upon the exercise of warrants that are currently exercisable or will become exercisable on or before August 29, 2026. The warrants that Mr. Scott may exercise include a beneficial ownership limitation that limits the number of warrants that can be exercised. The warrants exercised cannot result in Mr. Scott’s beneficial ownership exceeding 19.99% of the number of outstanding shares of our common stock.
(4)	Includes 4,592 shares that Ms. Pinson may acquire upon exercise of options and 23,334 shares that Ms. Pinson may acquire upon the exercise of warrants that are currently exercisable or will become exercisable on or before August 29, 2026.
(5)	Includes 1,610 shares that Mr. LeVecchio may acquire upon exercise of options, 40,462 shares that Mr. LeVecchio may acquire upon vesting of restricted stock units, and 8,334 shares that Mr. LeVecchio may acquire upon the exercise of warrants that are currently exercisable or will become exercisable on or before August 29, 2026.
(6)	Includes 795 shares that Ms. McCallum may acquire upon exercise of options, 40,462 shares that Ms. McCallum may acquire upon vesting of restricted stock units, and 5,834 shares that Ms. McCallum may acquire upon the exercise of warrants that are currently exercisable or will become exercisable on or before August 29, 2026.
(7)	Includes 645 shares that Mr. Wilson may acquire upon exercise of options, 40,462 shares that Mr. Wilson may acquire upon vesting of restricted stock units, and 2,813 shares that Mr. Wilson may acquire upon the exercise of warrants that are currently exercisable or will become exercisable on or before August 29, 2026.
(8)	Includes 40,642 shares that Mr. Hinchcliffe may acquire upon vesting of restricted stock units that are currently exercisable or will become exercisable on or before August 29, 2026.
(9)	Includes 1,250 shares that Mr. Head may acquire upon the exercise of options that are currently exercisable or will become exercisable on or before August 29, 2026. Also includes 5,000 shares held by the Biblical Studies Foundation in which Mr. Head is President.
(10)	Includes an aggregate of 15,478 shares that may be acquired upon the exercise of options, 161,848 shares that may be acquired upon the vesting of restricted stock units, and 1,245,145 shares that may be acquired upon exercise of warrants of officers and directors that are currently exercisable or will become exercisable on or before August 29, 2026.
(11)	Includes 1,061,307 shares that Mr. Hyer may acquire upon the exercise of warrants that are currently exercisable or will become exercisable on or before August 29, 2026. The warrants that Mr. Hyer may exercise include a beneficial ownership limitation that limits the number of warrants that can be exercised. The warrants exercised cannot result in Mr. Hyer’s beneficial ownership exceeding 19.99% of the number of outstanding shares of our common stock. Mr. Hyer’s address is 3919 E. 7th Avenue, Tampa, Florida 33605.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth the aggregate information on our equity compensation plans in effect as of December 31, 2025 (in thousands except weighted average exercise prices).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted average exercise price of outstanding options, warrants, and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
2015 Plan	16		$86.30	–
2021 Plan	611	(2)	$29.6	1,663
ESPP	–		$–	978
Equity compensation plans not approved by security holders	–		$–	–
Total	627		$46.28	2,641

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

(2)	Includes 573 restricted stock units and options to purchase 38 shares of common stock.

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CORPORATE GOVERNANCE AND ADDITIONAL INFORMATION

Additional information concerning the Company’s corporate governance is set forth below, including our Insider Trading Policy, Code of Business Conduct and Ethics, and the availability of other Company filings and reports. The final section addresses other business that may properly come before the Annual Meeting.

Code of Business Conduct and Ethics

All of our directors and employees are required to abide by our Code of Business Conduct and Ethics, which was adopted on September 14, 2020, and amended on March 16, 2022 (the “Code”), to ensure that our business is conducted in a consistently legal and ethical manner and to avoid instances of insider trading. The Code covers areas of professional conduct that include conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of our business. The full text of the Code is published on our website under the investor relations tab at www.intrusion.com. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Codes of Ethics on our website within four business days following the date of such amendment or waiver. Upon the written request of any stockholder, we will furnish, without charge, a copy of the Code. This request should be directed to our Corporate Secretary at 101 East Park Blvd., Suite 1200, Plano, Texas 75074.

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OTHER BUSINESS

As of the date of this Proxy Statement, the Board and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the stockholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

Please sign, date and return promptly the enclosed Proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ Anthony J. LeVecchio

Anthony J. LeVecchio

Chairman of the Board

Plano, Texas

July 20, 2026

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SCAN TO
VIEW MATERIALS & VOTE

INTRUSION INC.
101 EAST PARK BLVD, SUITE 1200
PLANO, TX 75074

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INTZ2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02442-P54764

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTRUSION INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anthony Scott
02) Anthony J. LeVecchio
03) Katrinka B. McCallum
04) Gregory K. Wilson
05) Dion Hinchcliffe

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

33

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

T02443-P54764

INTRUSION INC.
www.virtualshareholdermeeting.com/INTZ2026

Annual Meeting of Stockholders - August 27, 2026

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) of Intrusion Inc., a Delaware corporation (the "Company"), hereby appoint(s) Anthony Scott and Kimberly Pinson, and either of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/INTZ2026, at 9:00 A.M., Local Time, on Thursday, August 27, 2026, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be marked, dated and signed, on the other side)

34

INTRUSION INC.
101 EAST PARK BLVD, SUITE 1200
PLANO, TX 75074

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INTZ2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02444-P54764

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTRUSION INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anthony Scott
02) Anthony J. LeVecchio
03) Katrinka B. McCallum
04) Gregory K. Wilson
05) Dion Hinchcliffe

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

35

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

T02445-P54764

INTRUSION INC.
www.virtualshareholdermeeting.com/INTZ2026

Annual Meeting of Stockholders - August 27, 2026

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) of Intrusion Inc., a Delaware corporation (the "Company"), hereby appoint(s) Anthony Scott and Kimberly Pinson, and either of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/INTZ2026, at 9:00 A.M., Local Time, on Thursday, August 27, 2026, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be marked, dated and signed, on the other side)

36